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Exhibit 5.1

October 26, 2015

Kinder Morgan, Inc.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan, Inc., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) an indeterminate number of shares of the Corporation's Class P common stock, par value $0.01 per share (the "Common Stock"), (ii) an indeterminate number of shares of the Corporation's preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) an indeterminate number of depositary shares of the Corporation (the "Depositary Shares"), (iv) an indeterminate principal amount of the Corporation's debt securities, whether senior or subordinated (collectively, the "Debt Securities") and (v) the guarantees (the "Guarantees" and together with the Common Stock, the Preferred Stock, the Depositary Shares and the Debt Securities, the "Securities") of the Corporation's Debt Securities by one or more subsidiaries of the Corporation identified in the Registration Statement (the "Subsidiary Guarantors") pursuant to a Cross Guarantee Agreement among the Corporation and the Subsidiary Guarantors (the "Cross Guarantee Agreement"). We have been asked by the Corporation to render this opinion.

We have examined originals or copies of (i) the Registration Statement, (ii) the Indentures, each dated as of March 1, 2012 (collectively, the "Indentures"), by and between the Corporation and U.S. Bank National Association (the "Trustee"), pursuant to which the senior Debt Securities and the subordinated Debt Securities, as applicable, will be issued, (iii) the Cross Guarantee Agreement, (iv) the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, (v) the Amended and Restated Bylaws of the Corporation, as amended to date, (vi) certain resolutions adopted by the Board of Directors of the Corporation, and (vii) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Corporation and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed the due execution and delivery of the Indentures by a duly authorized officer of the Trustee, due execution and delivery of any deposit agreements with respect to any Depositary Shares by a duly authorized officer of the applicable depositary, that New York or Delaware law will be chosen to govern any such deposit agreements and that the Commission filing fee with respect to any Securities sold pursuant to the Registration Statement will be paid at the appropriate time.

Kinder Morgan, Inc.
October 26, 2015

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.
with respect to any Common Stock offered pursuant to the Registration Statement (the "Offered Common Stock"), when the issuance of Offered Common Stock has been duly authorized, and when the terms of its issue and sale have been duly established, upon the issuance and delivery of the Offered Common Stock as contemplated by the Registration Statement, and upon receipt by the Corporation of the purchase price therefor, the Offered Common Stock will be validly issued, fully paid and nonassessable;

2.
with respect to any Preferred Stock offered pursuant to the Registration Statement (the "Offered Preferred Stock"), when (i) a series of Offered Preferred Stock has been duly authorized for issuance, and (ii) the terms thereof and of their respective issue and sale have been duly established and a certificate of designations with respect thereto has been duly filed with the Secretary of State of the State of Delaware, upon the issuance and delivery of the Offered Preferred Stock as contemplated by the Registration Statement, and upon receipt by the Corporation of the purchase price therefor, the Offered Preferred Stock will be validly issued, fully paid and nonassessable;

3.
with respect to any Depositary Shares offered pursuant to the Registration Statement (the "Offered Depositary Shares"), when (i) the applicable deposit agreement has been duly authorized, executed and delivered by the each party thereto, (ii) the terms of a particular issuance of Depositary Shares have been duly established and (iii) the Offered Depositary Shares or any applicable depositary receipts evidencing such Offered Depositary Shares have been duly executed by the Corporation and the applicable depositary, upon the issuance and delivery of the Offered Depositary Shares in accordance with the terms of the applicable deposit agreement and as contemplated by the Registration Statement (assuming the underlying securities have been validly issued and deposited with the depositary and, if necessary, a certificate of designations with respect thereto has been duly filed with the Secretary of State of the State of Delaware), and upon receipt by the Corporation of the purchase price therefor, the Offered Depositary Shares will be validly issued and legally binding obligations of the Corporation, entitled to the benefits of the applicable deposit agreement; and

4.
with respect to any Debt Securities offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (i) the Offered Debt Securities have been duly authorized for issuance, (ii) the terms thereof and of their respective issue and sale have been duly established and (iii) the Offered Debt Securities have been duly executed by the Corporation and duly authenticated by the Trustee, upon the issuance and delivery of the Offered Debt Securities as contemplated by the Registration Statement, upon receipt by the Corporation of the purchase price therefor, the Offered Debt Securities will be validly issued and legally binding obligations of the Corporation, entitled to the benefits of the applicable Indenture, and upon the execution by the Subsidiary Guarantors of a notation of guarantee on the Offered Debt Securities, the Guarantees will be validly issued and legally binding obligations of the Subsidiary Guarantors, entitled to the benefits of the Cross Guarantee Agreement.

Kinder Morgan, Inc.
October 26, 2015

The foregoing opinion is based on and limited to applicable New York law, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. The reference to the General Corporation Law of the State of Delaware in the preceding sentence includes the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the heading "Validity of the Securities" in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours, /s/ Bracewell & Giuliani LLP

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  Exhibit 5.1